The Milestone Funds Treasury Obligations Portfolio
Exhibit 77Q3(a)
811-08620

Certification:

I, Janet Tiebout Hanson, certify that:

1. I have reviewed this report on Form N-SAR of Milestone Funds Treasury Obligations Portfolio;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-2(c) under the Investment Company Act) for the registrant and have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors
(or persons performing the equivalent functions):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officer and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date: January 29, 2003

/s/ Janet Tiebout Hanson
Janet Tiebout Hanson
President / Chief Executive Officer/ Co-Chief Investment Officer

Certification:

I, Jeffrey R. Hanson, certify that:

1. I have reviewed this report on Form N-SAR of Milestone Funds Treasury Obligations Portfolio;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-2(c) under the Investment Company Act) for the registrant and have:

a)designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

c)presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent function):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize, and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officer and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date: January 29, 2003

/S/ Jeffrey R. Hanson
Jeffrey R. Hanson
Secretary / Chief Operating Officer



(i) Based on an evaluation of the Disclosure Controls as of a date within 90 days of the Filing Date, the Disclosure Controls are effectively designed to ensure that information required to be disclosed by the Fund in the Report is recorded, processed, summarized and reported by the Filing Date, including ensuring that information required to be disclosed in the Report is accumulated and communicated to the Fund's management, including the Fund Officers, as appropriate to allow timely decisions regarding required disclosure.

(ii) There were no significant changes in the registrant's internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

(iii) Certification of President / Chief Executive Officer/ Co-Chief Investment Officer (see attached).
	Certification of Secretary / Chief Operating Officer (see attached).

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 completely, the correct answers are as follows:

Items 72DD1 and 72DD2 - Dividends paid from Net Investment Income:

Investor Shares	 	$ 3,918
Institutional Shares	$12,360
Financial Shares		$13,427
Service Shares		$   235
Premium Shares		$ 1,221

Item 72EE - Capital Gains Distributions:

Investor Shares	 	$  207
Institutional Shares	$  593
Financial Shares		$  626
Service Shares		$   28
Premium Shares		$   78

Items 73A1 and 73A2 - Dividends per share:

Dividends paid from Net Investment Income:

Investor Shares	 	$.014
Institutional Shares	$.017
Financial Shares		$.017
Service Shares		$.010
Premium Shares		$.013

Items 74U1 and 74U2 - Number of Shares Outstanding:

Investor Shares	 	  353,895
Institutional Shares	  793,548
Financial Shares		1,141,840
Premium Shares		  135,299

Items 74V1 and 74V2 - Net Asset Value Per Share:

Investor Shares	 	$1.00
Institutional Shares	$1.00
Financial Shares		$1.00
Premium Shares		$1.00